EXHIBIT 10.13


              ALLIED RAILCAR COMPANY

               ASSET SALE AGREEMENT


      This ASSET SALE AGREEMENT is made as of December 3, 1993 by and between ALLIED RAILCAR COMPANY, an Illinois corporation
("Seller"), and IC Leasing Corporation III, a Nevada corporation ("Buyer").

      Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain assets of Seller, on the terms and conditions set forth in this Agreement.

      ACCORDINGLY, Seller and Buyer agree as follows:

                 ARTICLE I

                DEFINITIONS

      1.1    Defined Terms.

      (a) The following terms have the meanings specified in this Section 1.1 for all purposes of this Agreement:

      "CRTC" means Chrysler Rail Transportation Corporation, a Delaware corporation.

      "CRTC Agreement" means the Asset Purchase Agreement dated as of December 3, 1993 between CRTC and Seller, a copy of which is attached to this Agreement as Exhibit A.

      "CRTC Closing" means the Closing defined in the CRTC
Agreement.

      "Claims Administration Agreement" means the Claims
Administration Agreement dated the date hereof among, inter alia, Buyer and Seller.

      "Closing" means the completion of the purchase of the Purchased Assets and the assumption of the Assumed Obligations by Buyer.

      "Closing Date" means the date at which Closing occurs.

      "Purchased Assets" means those Assets listed on Exhibit
B to this Agreement.

      (b) Capitalized terms not defined in this Agreement shall have the meanings provided in the CRTC Agreement as in effect on the date hereof.
                              ARTICLE 2

   PURCHASE OF PURCHASED ASSETS AND CLOSING

      2.1    Transfer of Purchased Assets.

      On the terms and subject to the conditions set forth in this Agreement, including without limitation Section 2.9, Seller shall sell, assign, convey or otherwise transfer to Buyer, without recourse, representation or warranty, except as otherwise expressly provided herein, and Buyer shall purchase and acquire on the Closing Date:

      (a) All of the right, title and interest of Seller in and to the Purchased Assets, including all such right, title and interest acquired or to be acquired pursuant to the CRTC Agreement;
and
      (b) All rights of Seller under the CRTC Agreement and under the CFC Guaranty to the extent those rights pertain to the Purchased Assets, including without limitation rights with respect to Records and Warranties, the representations and warranties of CRTC under and pursuant to the CRTC Agreement, the covenants of CRTC under the CRTC Agreement and the indemnification obligations of CRTC under the CRTC Agreement. Buyer acknowledges that the assignment of rights under the CRTC Agreement is subject to Section 10.4 of the CRTC Agreement.

      2.2    Excluded Assets.

      (a) Buyer is not acquiring any interest in any CRTC assets excluded by Section 2.2 of the CRTC Agreement.

      (b) Buyer is not acquiring any interest in rights of Seller under the CRTC Agreement to the extent those rights pertain to Assets other than Purchased Assets.

      2.3    Purchase Price.

      (a) Subject to the purchase price adjustments contained in Section 2.4 hereof, Buyer shall pay to Seller for the Purchased Assets twenty-two million, nine hundred seventy-five thousand, two hundred eighty-eight and 20/100 dollars
($22,975,288.20) (the "Purchase Price").

      (b) In accordance with the terms and conditions of this Agreement, at Closing Buyer shall pay to Seller the Purchase Price in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions delivered to Buyer from Seller at least one business day prior to Closing.

      2.4    Adjustments to Purchase Price.

      (a) Buyer agrees that there shall not be any adjustment to the Purchase Price in the event that any Railcar included in the Purchased Assets is a Destroyed Railcar under the CRTC Agreement and further agrees that its sole compensation for the acquisition of any Railcar which is such a Destroyed Railcar shall be the right to receive amounts received or receivable by Seller under Section 2.4 of the CRTC Agreement. Any such amounts received by Seller prior to Closing shall be paid or credited to Buyer at Closing, and any such amounts received by Seller after Closing shall be promptly paid over to Buyer.

      (b) The Purchase Price shall be decreased by an amount equal to $2,250 multiplied by the number (if any) of Railcars listed on Schedule 4.5 to the CRTC Agreement and included in the Purchased Assets. Such adjustment may be effected by a refund of a portion of the Purchase Price within 10 days after Closing.


      2.5    Assumption of Obligations.

      On the Closing Date Buyer shall assume and thereafter pay, perform and discharge all liabilities, obligations and duties of Seller with respect to the Purchased Assets, including without limitation all obligations of Seller under the CRTC Agreement with respect to the Purchased Assets and all obligations assumed by Seller with respect to the Purchased Assets under the CRTC Agreement (the "Assumed Obligations"). It is acknowledged and agreed that (i) Buyer shall be deemed to be a "Purchaser" as defined in Section 10.4 of the CRTC Agreement and (ii) to the extent any provision of the Agreement related to any rights or Assets assigned to or liabilities, obligations or duties assumed by, Buyer pursuant to this Agreement, Buyer shall be subject to and bound by the provisions of the CRTC Agreement as if it were a party to such Agreement, including without limitation, Sections 2.6 (Allocation of Revenues and Expenses), Section 2.9 (Restricted Assets), Article VIII (Survival; Indemnification) and Article X (Miscellaneous). This provision is intended to be for the benefit of CRTC and may be directly enforced by CRTC.

      2.6    Allocation of Revenues and Expenses .
      (a) Buyer agrees to the allocation between Seller and CRTC of revenues and expenses under Section 2.6 of the CRTC Agreement with respect to the Purchased Assets and agrees that such allocation to Seller shall be for the account of Buyer.

      (b) Any revenue and expenses of Seller attributable to the Purchased Assets and allocable to the period prior to the Closing Date shall be for the account of Buyer, and Buyer shall have the right to receive all such revenue and shall be obligated to pay all such expenses.

      2.7    Closing.

      The Closing shall take place at the offices of Schiff Hardin & Waite, 7200 Sears Tower, Chicago, Illinois 60606, simultaneously with the CRTC Closing, but in any event not later than December 31, 1993. The term "Closing Date" means the date on which the Closing occurs.

      2.8    Deliveries at Closing.

      (a) At Closing Seller shall deliver to Buyer (i) such
Purchased Assets and such bills of sale, endorsements and instruments of conveyance, transfer and assignment as are necessary to transfer to Buyer all of the right, title and interest of Seller in and to the Purchased Assets (including all of the right, title and interest acquired by Seller from
CRTC) in accordance with this Agreement and (ii) all other instruments and documents which are expressly required pursuant to this Agreement to be executed and delivered by Seller at the Closing.

      (b) At Closing Buyer shall deliver to Seller (i) the Purchase Price, (ii) such assumption agreements or other instruments necessary or appropriate to effect Buyer's assumption of the Assumed Obligations and (iii) all other instruments and documents which are expressly required pursuant to this Agreement to be executed and delivered by Buyer at the Closing.

      (c) Seller and Buyer acknowledge that at the time of Closing the Railcars are in the possession of Lessees or at various locations on the railroad interchange system and that physical delivery at Closing is not practicable. Accordingly Buyer and Seller agree that each Railcar shall be deemed delivered from Seller to Buyer under this Agreement, without any further action by Seller or Buyer, on the earlier of (i) the first day that such Railcar is present in any of the states listed on Schedule 2.8 or (ii) December 31, 1994. This provision shall have no effect on title, risk of loss or any other rights and obligations with respect to the Railcars, all of which shall pass from Seller to Buyer at the Closing (or as otherwise provided by Section 2.9). Buyer agrees that Seller shall have no liability or obligation to Buyer for any Losses to buyer which arise out of or relate to this Section 2.8(c).

      2.9    Restricted Assets.

      In the event that any Purchased Assets are Restricted Assets, Buyer shall have all the rights and obligations of Seller with respect to such Restricted Assets under Section
2.9 of the CRTC Agreement. Seller hereby assigns such rights to Buyer, and Buyer hereby assumes such obligations.

                    ARTICLE 3

      REPRESENTATIONS AND WARRANTIES OF SELLER

      IT IS THE INTENT AND AGREEMENT OF THE PARTIES HERETO THAT THE PURCHASED ASSETS ARE BEING SOLD ON AN "AS IS", "WHERE IS", "WITH ALL FAULTS" BASIS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 3. Subject to the foregoing, Seller hereby represents and warrants to Buyer:

      3.1 Corporate Status. Seller is a corporation validly existing and in good standing under the laws of the State of Illinois. Seller has the corporate power and corporate authority to own and lease the Purchased Assets owned or leased by it.

      3.2 Authority; Binding Effect. Seller has the corporate power and corporate authority to execute and deliver this Agreement and the other instruments and agreements required or contemplated herein to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder, and to consummate the transactions provided for herein and therein, and all corporate action of Seller necessary for the making and performance of this Agreement and such other instruments and agreements by it has been duly taken. The execution, delivery and performance of this Agreement and such other instruments and agreements by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby, do not and will not (i) (A) contravene any provisions of the Articles of Incorporation or by-laws of Seller, (B) result in any material breach of or material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or the cancellation of, or the creation of any lien (other than Permitted Liens) under, any Assumed Contract, (C) result in any material breach of or material defaults (or an event which, with notice or lapse of time or both, would constitute a material default) under, or the cancellation of or the creation of any lien under, any other material mortgage, indenture, contract, agreement or other instrument to which Seller is a party except for such breaches, defaults, cancellations or liens which would not materially adversely affect Seller's ability to perform its obligations hereunder, or (D) result in any violation by Seller of any law, rule or regulation applicable to it which violation would materially adversely effect Seller's ability to perform its obligations hereunder, (ii) result in any violation by Seller of any judgment, injunction or decree of any court or governmental authority applicable to Seller which violation would materially adversely affect Seller's ability to perform its obligations hereunder, or (iii) require any Governmental Filing to be made or obtained by Seller except for filings made and obtained prior to the date hereof, any Governmental Filings that may be required to be made as a result of the specific regulatory status of Buyer or as a result of any other facts that relate to the business or activities in which Buyer is or proposes to be engaged, and Governmental Filings the failure of which to make or obtain would not have a material adverse effect on Seller's ability to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and the other instruments and agreements required or contemplated herein to be executed and delivered by Seller at the Closing will be duly executed and delivered by Seller at the Closing. This Agreement constitutes, and at the Closing each of such other instruments and agreements will constitute, the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

      3.3 Consents From Third Parties. No Consents are required to be obtained by Seller under the Assumed Contracts for the consummation by Seller of the transactions contemplated by this Agreement.

      3.4 Title to Purchased Assets. Seller has such title to the Purchased Assets as Seller acquired from CRTC at the CRTC Closing and has granted no liens or other encumbrances on the Purchased Assets, nor allowed any other liens or encumbrances arising by, through or under Seller to attach to the Purchased Assets.

      3.5 Litigation. There is no material action, suit, formal governmental investigation or other proceeding pending or, to Seller's knowledge, threatened against Seller, at law or in equity, before any federal, state or municipal court, administrative agency or arbitrator which materially adversely affects the Purchased Assets or the Assumed Obligations and is reasonably likely to be adversely determined in a manner which would be material to the Purchased Assets, or which would materially impair Seller's ability to perform this Agreement or the other instruments and documents to be executed and delivered by Seller at the Closing.


      3.6 Brokers. Except for Buyer's arrangements with Railroad Financial Corporation which do not require any payment by Seller, there is no broker or finder or other Person who has any valid claim against any of the parties to this Agreement for a commission or brokerage fee or the like in connection with this Agreement or the transactions contemplated hereby as a result of any agreement of or action taken by Seller.

                                ARTICLE 4

        REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to Seller that:

      4.1 Corporate Status. Buyer is a corporation validly existing and in good standing under the laws of the State of Nevada. Buyer has the corporate power and corporate authority to own or lease its properties and assets and the Purchased Assets that it will acquire at the Closing and to carry on its business in the manner in which such business is now being conducted and will be conducted by Buyer after the Closing.

      4.2 Authority; Binding Effect. Buyer has the corporate power and corporate authority to execute and deliver this Agreement and the other instruments and agreements required or contemplated herein to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions provided for herein and therein, and all corporate action of Buyer necessary for the making and performance of this Agreement and such other instruments and agreements by Buyer has been duly taken. The execution, delivery and performance of this Agreement and such other instruments and agreements by Buyer, and the consummation by Buyer of the transactions contemplated hereby and thereby, do not and will not (i)(A) contravene any provisions of the Articles of Incorporation or By-laws of Buyer, (B) result in any material breach of or material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or the cancellation of, any material mortgage, indenture, contract, Agreement or other instrument to which Buyer is a party except for such breaches, defaults or cancellations which would not materially adversely affect Buyer's ability to perform its obligations hereunder, or (C) result in any violation by Buyer of any law, rule or regulation applicable to Buyer which violation would materially adversely affect Buyer's ability to perform its obligations hereunder, (ii) result in any violation by Buyer of any judgment, injunction or decree of any court or governmental authority applicable to Buyer which violation would materially adversely affect Buyer's ability to perform its obligations hereunder or (iii) require any Governmental Filing to be made or obtained by Buyer except for Governmental Filings made or obtained prior to the date hereof, state or local sales tax filings and Governmental Filings the failure of which to make or obtain would not have a material adverse effect on Buyer's ability to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and the other instruments and agreements required or contemplated herein to be executed and delivered by Buyer at the Closing will be duly executed and delivered by Buyer at the Closing. This Agreement constitutes, and at the Closing each of such other instruments and agreements will constitute, the valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms.

      4.3 Brokers. Except for Buyer's arrangements with Railroad Financial Corporation which do not require any payment by Seller, there is no broker or finder or other Person who has any valid claim against any of the parties to this Agreement for a commission or brokerage fee or the like in connection with this Agreement or the transactions contemplated hereby as a result of any agreement of or action taken by Buyer or any of its Affiliates.

      4.4 Litigation. There is no material action, suit, formal governmental investigation or other proceeding pending or, to Buyer's knowledge, threatened against Buyer, at law or in equity, before any federal, state or municipal court, administrative agency or arbitrator which if adversely determined would materially impair Buyer's ability to perform this Agreement or the other instruments and documents to be executed and delivered by Buyer at the Closing.

                           ARTICLE 5

             CONDITIONS TO BUYER'S OBLIGATIONS

      The obligations of Buyer to purchase the Purchased
Assets and assume the Assumed Obligations are subject to the fulfillment, at or before the Closing, of each of the following conditions, any one or more of which may be waived by Buyer:

      5.1 Representations, Warranties, Covenants. The representations and warranties of Seller contained in Article 3 of this Agreement shall be true and correct in all material respects as of the Closing Date as through such representations and warranties were made as of the Closing Date. Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

      5.2 Proceedings. No party to this Agreement shall be subject to any order, stay, injunction or decree of any court of competent jurisdiction in the United States restraining or prohibiting the consummation of the transactions contemplated hereby.

      5.3 Bill of Sale and Assignment. Seller shall have delivered to Buyer a Bill of Sale and Assignment (the "Bill of Sale and Assignment"), duly executed by Seller, in the form attached to this Agreement as Exhibit C.

      5.4 Instruments of Conveyance. Seller shall have duly executed and delivered to Buyer any other assignments or other instruments of conveyance with respect to the Purchased Assets reasonably determined to be necessary by Buyer and its counsel.

      5.5. Legal Opinion. Buyer shall have received a legal opinion of McLachlan, Rissman & Doll, counsel to Seller, with respect to the matters set forth in Sections 3.1 and 3.2.

      5.6 CRTC Closing. The CRTC Closing shall have occurred as contemplated by the CRTC Agreement.

      5.7 Claims Administration Agreement. Seller shall have duly executed and delivered the Claims Administration
Agreement.


                           ARTICLE 6

              CONDITIONS TO SELLER'S OBLIGATIONS

      The obligations of Seller to consummate the transfer of the Purchased Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions, any one or more of which may be waived by Seller:


      6.1 Representations, Warranties, Covenants. The representations and warranties of Buyer contained in Article
4 of this Agreement shall be true and correct in all material respects as of the Closing Date as though such representations and warranties were made as of the Closing Date. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

      6.2 Proceedings. No party to this Agreement shall be subject to any order, stay, injunction or decree of any court of competent jurisdiction in the United States restraining or prohibiting the consummation of the transactions contemplated hereby.

      6.3 Assumption of Liabilities. Buyer shall have delivered to Seller a Delegation and Assumption of Liabilities
(the "Assumption of Liabilities") duly executed by Buyer, in the form attached to this Agreement as Exhibit D.

      6.4. Legal Opinion. Seller shall have received a legal opinion of Schiff Hardin & Waite, counsel to Buyer, with respect to the matters set forth in Sections 4.1 and 4.2.

      6.5 CRTC Closing. The CRTC Closing shall have occurred as contemplated by the CRTC Agreement.


                   ARTICLE 7

                   COVENANTS

      7.1    Notice of Proceedings; Agreement to Defend.

             (a) Each party to this Agreement will notify the other promptly in writing upon (i) such party's becoming aware of any order, judgment or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereby or any complaint seeking such an order, judgment or decree or (ii) such party's receiving any notice from any governmental authority of its intention (A) to institute an investigation into, or institute a suit or proceeding to restrain or enjoin, the consummation of this Agreement or the transactions contemplated hereby or (B) to nullify or render ineffective this Agreement or such transactions if consummated.

             (b) In the event any Person brings a suit or claim, or commences an action, investigation or other proceeding, which either challenges the validity or legality of this Agreement or the transactions contemplated by this Agreement or any instrument or document contemplated hereby, or seeks damages in connection with such transactions, the parties agree to consult and to cooperate with each other and use all reasonable efforts to defend against such suit, claim, action, investigation or other proceeding and, in the event an injunction or other order is issued in connection with any of the foregoing, to use all reasonable efforts to have such injunction lifted or such order set aside so that the transactions contemplated by this Agreement and the instruments and documents contemplated hereby may proceed.

      7.2 Consummation of Agreement. Subject to the provisions of Article 9 of this Agreement, Buyer and Seller shall use all reasonable efforts to fulfill and perform all conditions and obligations on their respective parts to be fulfilled and performed under this Agreement, and to cause the transactions contemplated by this Agreement to be fully carried out.

      7.3 Consents and Filings. Buyer and Seller shall give or cause to be given all required notices and use all reasonable efforts to obtain as soon as possible all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities as may be required or desired in order to enable Seller and Buyer to perform their respective obligations under this Agreement.

      7.4 Records. Seller shall deliver to Buyer the Records pertaining to the Purchased Assets as promptly as practicable (or a copy of such Records), but in no event later than 10 days after receipt of such Records from CRTC.


                       ARTICLE 8

               SURVIVAL; INDEMNIFICATION

      8.1 Survival. All representations and warranties, covenants and agreements contained in this Agreement or in the certificates of Buyer and Seller to be delivered at the Closing, the Bill of Sale and Assignment and the Assumption of Liabilities (the "Other Documents") shall survive and not be affected in any respect by the Closing or by any investigation conducted by any party hereto and any information which any party may receive.

      8.2 Indemnification. The parties shall indemnify each other as set forth below:

      (a) Seller hereby agrees to indemnify and hold harmless Buyer from, and to reimburse Buyer for, any and all losses, damages, liabilities and claims, and fees, costs and expenses of any kind related thereto, including reasonable attorneys' fees ("Losses") which are the direct result of (i) the breach as of the Closing Date of any representation or warranty of Seller contained in Article 3 of this Agreement, (ii) the breach by Seller of or failure by Seller to perform any of its obligations contained in this Agreement or any of the Other Documents or (iii) any failure by Seller to pay or discharge when due any liability or obligation of Seller that is not assumed by Buyer in or pursuant to this Agreement or any of the Other Documents.

      (b) Buyer hereby agrees to indemnify and hold harmless Seller from any and all Losses which are the direct result of
(i) the breach as of the Closing Date of any representation or warranty of Buyer contained in Article 4 of this Agreement,
(ii) the breach by Buyer of or failure by Buyer to perform any of its obligations contained in this Agreement or any of the Other Documents, (iii) any failure by Buyer to pay or discharge any liability or obligation assumed by it in or pursuant to this Agreement or any of the Other Documents or
(iv) any failure by Buyer to pay or discharge any other liabilities, obligations and duties (and asserted liabilities, obligations or duties) whether fixed, contingent or otherwise, accruing, arising, incurred or to be performed after the Closing Date in any way associated with, relating to or arising out of ownership or operation of the Purchased Assets after Closing.

      (c) As promptly as reasonably practicable after Buyer or Seller shall receive any notice of, or otherwise become aware of, the commencement of any action, suit or proceeding, the assertion of any claim, the occurrence of any event, the existence of any fact or circumstance or the incurrence of any Loss, for which indemnification is provided for by this
Section 8.2 (an "Indemnified Event"), the party entitled to indemnification (an "Indemnified Party") shall give written notice (an "Indemnification Claim") to the party from which indemnification is sought (an "Indemnifying Party") describing in reasonable detail the basis of such Indemnification Claim.
If the Indemnifying Party is not so notified by the Indemnified Party within 30 calendar days after the date of an executive officer of the Indemnified Party's receipt of notice of, or an executive officer of the Indemnified Party's becoming aware of, any Indemnification Event, the Indemnifying Party shall be relieved of liability hereunder to any Indemnified Party in respect of such Indemnification Event, or the facts or circumstances giving rise thereto, to the extent, (but only to the extent) the Indemnified Party is actually prejudiced or damaged thereby. If such Indemnification Claim involves the claim of any third party, the Indemnifying Party shall be entitled to participate in, and assume sole control over, the defense and settlement of such claim; provided, however, that (i) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;
(ii) the Indemnifying Party shall thereafter consult with the Indemnified Party upon Indemnified Party's reasonable request for such consultation from time to time with respect to such claim; and (iii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party, which shall not be unreasonably withheld or delayed, before entering into any settlement of such claim or ceasing to defend against such claim, if as a result of such settlement injunctive or other equitable relief would be imposed against the Indemnified
Party. After written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such claim, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any legal expenses subsequently incurred by such Indemnified Party in connection therewith. If the Indemnifying Party does not assume sole control over the defense or settlement of such claim as provided in this Section 8.2(c) within a reasonable period of time, the Indemnified Party shall have the right to defend and, upon obtaining the written consent of the Indemnifying Party which shall not be unreasonably withheld or delayed, settle the claim in such manner as it may deem appropriate, and the Indemnifying Party shall promptly reimburse the Indemnified Party therefor in accordance with
Section 8.2(a) or (b), as appropriate. The Indemnifying Party shall not be liable under this Section 8.2 for any settlement or compromise effected without its consent (provided the Indemnifying Party has not breached its obligations under this
Section 8.2).

      (d) In the event of any Indemnification Claim involving the claim of any third party, the Indemnified Party shall cooperate (and shall cause its Affiliates to cooperate) in all reasonable respects with the Indemnifying Party in the defense of any such claim under this Section 8.2. Without limiting the generality of the foregoing, the Indemnified Party shall furnish the Indemnifying Party with such documentary or other evidence as is then in its or any of its Affiliates' possession as may reasonably be requested by the Indemnifying Party for the purpose of defending against any such claim.

      (e) Upon payment of any amount pursuant to any Indemnification Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all of the Indemnified Party's rights of recovery against any third party (other than any Affiliate or permitted assignee) with respect to the matters to which such Indemnification Claim relates.

                    ARTICLE 9

                   TERMINATION

      9.1 Mutual Agreement. This Agreement may be terminated at any time prior to the Closing by the written agreement of Seller and Buyer.

      9.2 Unilateral Termination. This Agreement may be terminated by Buyer or Seller giving notice of termination to the other at any time after December 31, 1993, if the Closing has not occurred by that date.

      9.3 Effect of Termination. Except for the terms of Sections 10.2 and 10.7 hereof, which shall survive any termination of this Agreement, upon the termination of this Agreement pursuant to this Article 9, this Agreement shall forthwith become null and void, and no party hereto or any of its officers, directors, employees, agents, consultants, stockholders or principals shall have any rights, liabilities or obligations hereunder or with respect hereto; provided, however, that nothing contained in this Article 9 shall relieve any party from liability for any willful failure to comply with any covenant or agreement contained herein (and the terms of Article 8 hereof shall apply to any such failure).

                        ARTICLE 10

                       MISCELLANEOUS

      10.1 Exclusivity of Representations; Reliance on Representations. (a) THE REPRESENTATIONS AND WARRANTIES MADE BY SELLER IN THIS AGREEMENT ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER IMPLIED WARRANTIES OF SELLER. SELLER HEREBY DISCLAIMS ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO BUYER OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION BY SELLER OR ANY OTHER PERSON IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (b) Buyer represents to Seller that in making its decision to enter into this Agreement and purchase the Purchased Assets, it is not relying on any information provided or statements made by Seller or any of its agents, representatives, employees or Affiliates other than the specific representations and warranties made by Seller in this Agreement.

      10.2 Expenses. Except as expressly contemplated by this Agreement, each party hereto shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, accounting and legal fees incurred in connection herewith. Buyer shall pay, or reimburse Seller for, (i) any sales, use, transfer, stamp, documentary, recording, registration or similar Taxes arising from the transfer of the Purchased Assets to Buyer and (ii) any filing or recording fees in connection with the transfer of the Purchased Assets to Buyer. Buyer and Seller agree to cooperate in order to minimize any Taxes that may be applicable to the transfer of Purchased Assets.

      10.3 Bulk Sales Laws. Buyer hereby waives compliance with the provisions of any applicable bulk sales law. Seller agrees to indemnify and hold harmless Buyer from any loss, liability, cost or expense which may result from non-compliance with any applicable bulk sales law.

      10.4 Further Assurances. From time to time prior to, at and after the Closing Date, each party hereto will execute all such instruments and take all such actions as any other party, being advised by counsel, shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments in addition to those to be delivered on the Closing Date, and any and all actions which may reasonably be necessary or desirable to complete the transactions contemplated hereby.

      10.5 Notices. Notices and other communications provided for herein shall be in writing (which shall include notice by facsimile transmission) and shall be delivered or mailed (or if by facsimile communications equipment of the sending party hereto, delivered by such equipment), addressed as follows:

             If to Seller:

             Allied Railcar Company
             6 West Hubbard, Suite 500
             Chicago, Illinois 60610

                   Attention:  President
                   Fax: 312-222-1470


             If to Buyer:

             IC Leasing Corporation III
             1 East First Street
             Reno, Nevada 89501

                   Attention:  President

or to such other address as a party may from time to time designate in writing in accordance with this Section. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, provided that any notice or communication that is received other than during regular business hours of the recipient shall be deemed to have been given at the opening of business on the next business day of the recipient.

      10.6 Captions. The captions of Articles and Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

      10.7 Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois (without regard to the conflicts of law principles thereof).

      10.8 Waiver of Provisions. The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right of such party at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

      10.9 Counterparts. This Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that the parties are not signatories to the same counterpart.

      10.10 Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties or their Affiliates with respect to the matters contained herein and supersedes and cancels any and all prior agreements relating to such matters between them and may not be amended or modified except in a writing signed by Buyer and Seller.

      10.11 No Third Party Beneficiary. Except as provided in Section 2.5 and Section 10.13, this Agreement is not intended and shall not be construed to confer upon any Person other than the parties thereto and their permitted assigns any rights or remedies hereunder.

      10.12 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.


      10.13 Assignment. Either party may assign its rights under this Agreement, but any assignment shall not affect the obligations of the assignor. Seller may assign its rights under this Agreement to a source of financing for the Assets; upon receiving notice of such assignment, Buyer agrees not to consent to any amendment to this Agreement or any waiver of Buyer's obligations under this Agreement without the consent of such assignee and agrees that such assignee may enforce this Agreement on behalf of Seller.



      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first written above.

ALLIED RAILCAR COMPANY



By__________________________
Title:



IC LEASING CORPORATION III




By_____________________________
Title: